Exhibit 3.3
-----------


                              Mail to: Secretary of State        For
                                Corporations Section             office
                              1560 Broadway, Suite 200           use only
                                 Denver, CO 80202
                                  (303) 894-2251
MUST BE TYPED                   Fax (303) 894-2242             _________________
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
            ---

                              ARTICLES OF AMENDMENT
Please include a typed               TO THE
self-addressed envelope     ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is ACT TELECONFERENCING, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on November 18, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

_______ No shares have been issued or Directors Elected - Action by Incorporators

_______ No shares have been issued but Directors Elected - Action by Directors

   x           Such amendment was adopted by the board of directors where shares
-------
               have been issued and shareholder action was not required.

_______ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD:  If changing corporate name, the new name of the corporation is _________
________________________________________________________________________________

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
           (Not to exceed ninety (90) days from the date of filing)


                                      _____________________________________


                                      Signature /s/ Gerald D. Van Eeckhout
                                                --------------------------
                                      Title   Gerald D. Van Eeckhout, Chairman
                                              --------------------------------

                             ARTICLES OF AMENDMENT
                                      TO
                       THE ARTICLES OF INCORPORATION OF
                          ACT TELECONFERENCING, INC.


                                  ARTICLE XII

            SETTING FORTH THE DESIGNATIONS, PREFERENCES AND RIGHTS
               OF SERIES B JUNIOR PARTICIPATING PREFERRED SHARES

     I, Gerald D. Van Eeckhout, the Chairman of ACT Teleconferencing, Inc., a corporation organized and existing under the Business Corporation Act of the State of Colorado, in accordance with the provisions of Section 7-106-102 thereof, DO HEREBY CERTIFY:

     That, pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the corporation, as amended, the Board of Directors on November 18, 1999, duly adopted the following resolution creating a series of 100,000 Preferred Shares, no par value, designated as Series B Junior Participating Preferred Shares:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this corporation in accordance with the provisions of its Restated Articles of Incorporation, as amended, a series of Preferred Stock of this corporation be, and it hereby is, created, and that the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

     1.   Designation and Amount.  The shares of such series shall be
          ----------------------
designated as "Series B Junior Participating Preferred Shares" (the "Series B Preferred Shares"), and the number of shares constituting such series shall be One Hundred Thousand (100,000). The number of shares constituting such series may, unless prohibited by the Articles of Incorporation or by applicable law of the State of Colorado, be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series B
           --------
Preferred Shares to a number less than the number of shares then issued and outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series B Preferred Shares.

     2.   Dividends and Distributions.

          (i) The holders of Series B Preferred Shares, in preference to the holders of Common Shares and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June,

                    September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series B Preferred Share, or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series B Preferred Share, or fraction thereof. In the event the corporation shall at any time after December 10, 1999 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series B Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (ii) The corporation shall declare a dividend or distribution on the Series B Preferred Shares as provided in subparagraph
                    (i) of this paragraph 2 simultaneously with its declaration of a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

          (iii) Dividends shall begin to accrue and be cumulative on outstanding Series B Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series B Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series B Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

     3.   Certain Restrictions.
          --------------------

          (i) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Shares as provided in paragraph 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series B Preferred Shares outstanding shall have been paid in full, the corporation shall not:

                    (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Shares;
                    (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Shares, except dividends paid ratably on the Series B Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
                    (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Shares, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding
                         up) to the Series B Preferred Shares; or
                    (d) redeem or purchase or otherwise acquire for consideration any Series B Preferred Shares, or any shares of stock ranking on a parity with the Series B Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

     4.        Reacquired Shares.  Any Series B Preferred Shares purchased or
               -----------------
otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after such acquisition. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or in the Articles of Incorporation, or as otherwise required by law.

     5.        Liquidation, Dissolution or Winding Up.  Upon any liquidation,
               --------------------------------------
dissolution or winding up of the corporation (voluntary or otherwise), no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Shares unless, prior thereto, the holders of Series B Preferred Shares shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of Common Shares, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Shares, except distributions made ratably on the Series B Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after December 10, 1999 declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series B Preferred Shares were entitled immediately prior to such event under clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     6.   Consolidation, Merger, Exchange, etc.  In case the corporation shall
          ------------------------------------
enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series B Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, money and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the corporation shall at any time after December 10, 1999 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     7.   No Redemption.  The Series B Preferred Shares shall not be redeemable.
          -------------

     8.   Rank.  The Series B Preferred Shares shall rank junior in terms of
          ----
dividend and liquidation, dissolution and winding up rights to any series of the corporation's Preferred Stock authorized prior to the date hereof and all other series of the corporation's Preferred Stock hereafter authorized that specifically provide that they shall rank senior to the Series B Preferred Shares.

     9.   Fractional Shares.  Series B Preferred Shares may be issued in
          -----------------
fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Shares.

     IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed in its name by its duly authorized officer on this 18th day of November, 1999.



                              /s/ Gerald D. Van Eeckhout
                              --------------------------
                              Gerald D. Van Eeckhout, Chairman